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                                                                    EXHIBIT 10.1

                            INDEMNIFICATION AGREEMENT

     THIS INDEMNIFCIATION AGREEMENT (the "Agreement") is effective as of March 1, 2002, by and between Cobalt Corporation ("Cobalt") and United Government Services, LLC ("UGS").

     WHEREAS, UGS was organized as a limited liability company on January 1, 1999;

     WHEREAS, Cobalt is the parent corporation of Blue Cross & Blue Shield United of Wisconsin ("BCBSUW"), which owns one hundred percent (100%) of UGS;

     WHEREAS, BCBSUW and UGS entered into a Contribution Agreement on January 1, 1999, whereby BCBSUW transferred assets to UGS to perform the Medicare Part A Contract HCFA-87-001-1.70 dated October 1, 1987, as amended, by and between BCBSUW and the Centers for Medicare and Medicaid Services ("CMS") (the "Medicare Part A Contract");

     WHEREAS, BCBSUW and UGS seek to novate the Medicare Part A Contract from BCBSUW to UGS; and

     WHEREAS, Cobalt desires to provide a financial guarantee to UGS with respect to its performance of services under the Medicare Part A contract following the novation of the Medicare Part A Contract.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, Cobalt and UGS hereby agree as follows:

     Cobalt hereby guarantees any claims asserted against UGS resulting from the contractual and financial obligations of UGS in the administration of the Medicare Part A contract, in an amount equal to 20% of the annual administrative revenue for the Medicare Part A Contract, measured by the Notice of Budget Approval, less the equity of UGS.

COBALT CORPORATION                          UNITED GOVERNMENT SERVICES,
                                            LLC

/s/ Thomas R. Hefty                         /s/ Sandra L. Coston
-----------------------------               ----------------------
Thomas R. Hefty                             Sandra L. Coston
Chairman, President & CEO                   President